SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2001 CALIFORNIA FIRST NATIONAL BANCORP (Exact Name of Registrant as Specified in its Charter)
CALIFORNIA (State or other Jurisdiction of Incorporation)	000-15641 (Commission File Number)	33-0964185 (IRS Employer Identification No.)

5 HUTTON CENTRE DRIVE, SUITE 250, SANTA ANA, CA 92707
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (714) 436-6540

AMPLICON, INC.
5 HUTTON CENTRE DRIVE, SUITE 500, SANTA ANA, CA 92707
(Former Name or Former Address, if Changed Since Last Report)
Item 5. Other Events
Effective June 4, 2001, the Board of Directors of California First National Bancorp ("Bancorp") elected Danilo Cacciamatta to be an outside director to Bancorp. Mr. Cacciamatta was also elected to be a member of the Audit Committee of the Board of Directors. In the judgment of the Board of Directors, Mr. Cacciamatta is considered an "independent director" under NASD guidelines and meets the standards for being financially literate for purposes of serving on the Audit Committee. Mr. Cacciamatta is President of Cacciamatta Accountancy Corporation, an Orange County, California auditing firm. Prior to the formation of his own firm, Mr. Cacciamatta was employed at KPMG Peat Marwick LLP for 16 years, which included responsibility as Audit Partner in Orange County for the firm's commercial banking practice. He is a certified public accountant.
Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CALIFORNIA FIRST NATIONAL BANCORP

S. Leslie Jewett /s/ S. Leslie Jewett Chief Financial Officer

Date: June 7, 2001